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Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER
REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

        I, John F. Remondi, state and attest that:

(4)
To the best of my knowledge, based upon a review of the covered reports of SLM Corporation, and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed.)

(5)
I have reviewed the contents of this statement with SLM Corporation's Audit Committee.

(6)
In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

•
SLM Corporation's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2002

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of SLM Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•
any amendments to any of the foregoing.

/s/ JOHN F. REMONDI John F. Remondi Executive Vice President & Chief Financial Officer August 14, 2002	Subscribed and sworn to before me this 14th day of August 2002.
/s/ LISA-MARIE BELLOVICH Notary Public
[NOTARY SEAL]
My Commission Expires: March 31, 2005

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  Exhibit 99.2
STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS